Exhibit 99.1

News Release Contact: Investor Relations (281) 776-7575 ir@tailoredbrands.com Jon Kimmins, EVP, CFO and Treasurer Tailored Brands, Inc. Ken Dennard Dennard • Lascar Associates

For Immediate Release

TAILORED BRANDS, INC. REPORTS

FISCAL 2016 SECOND QUARTER AND SIX MONTH RESULTS

•                  Second quarter 2016 GAAP diluted EPS of $0.51; Adjusted diluted EPS(1) of $0.99

•                  Company maintains full-year guidance

•                  Conference call scheduled for Thursday, September 8th at 9:00 a.m. Eastern time

FREMONT, CA — September 7, 2016 — Tailored Brands, Inc. (NYSE: TLRD) today announced consolidated financial results for the fiscal second quarter ended July 30, 2016.

Second quarter 2016 GAAP diluted earnings per share (“EPS”) were $0.51 and adjusted diluted EPS(1) was $0.99 excluding certain items(1).

“We are pleased to report a 2.9% comparable sales increase at Men’s Wearhouse. In addition, Jos. A. Bank’s 16.3% comparable sales decline was consistent with the trend we saw in the first quarter and in line with our expectations,” said Doug Ewert, president and chief executive officer of Tailored Brands.  “Our second quarter results showed improvement compared to the first quarter yet reflected a challenging retail apparel spending environment as well as the continued transitioning of our Jos. A. Bank business.

“We continue to execute our transition plan for Tailored Brands and are on track to achieve our targeted $50 million of cost savings in fiscal 2016.  Our store base rationalization is well underway.  During the second quarter, we closed 86 stores, including 45 Jos. A. Bank factory stores and eight Men’s Wearhouse outlet stores, and we remain on schedule to close approximately 250 stores during fiscal 2016,” said Ewert.

“We maintain our outlook for full year adjusted EPS in the range of $1.55 to $1.85 per diluted share.  Our full year guidance, reflective of a cautious retail environment, assumes slightly lower comparable sales growth at Men’s Wearhouse and better comparable sales performance at Jos. A. Bank, including positive comparable sales for Jos. A. Bank in the fourth quarter.

“We remain positive on the long-term outlook for Tailored Brands and our positioning for sustainable growth and profitability.  In addition to rightsizing our Jos. A. Bank business, we are advancing our initiatives to drive top-line growth and profitability, including introducing innovative product offerings such as custom clothing and strengthening our omni-channel capabilities to better serve our customers.”

(1)         See Use of Non-GAAP Financial Measures for additional information.  Non-GAAP adjusted EPS is referred to as “adjusted EPS” for simplicity.

SALES REVIEW

The table that follows is a summary of total net sales for the second quarter and year-to-date period ended July 30, 2016.  The dollars shown are U.S. dollars in millions and, due to rounded numbers, may not sum.  Comparable sales exclude the net sales of a store for any month of one period if the store was not owned or open throughout the same month of the prior period and include e-commerce net sales.  The Moores comparable sales change is based on the Canadian dollar.  In addition, Jos. A. Bank comparable sales exclude sales from factory stores.  Fiscal 2015 comparable sales shown below for Jos. A. Bank are based on a comparison to Jos. A. Bank’s fiscal 2014 sales, a portion of which was prior to the acquisition on June 18, 2014.

Second Quarter Net Sales Summary — Fiscal 2016

			Net Sales		Comparable Sales Change
	Net Sales Change		Current Quarter	% of Total Sales	Current Quarter	Prior Year Quarter
Retail Segment	(3.3)%	$(28.7)	$830.2	91%
Men’s Wearhouse	2.7%	$12.9	$482.9	53%	2.9%	3.1%
Jos. A. Bank	(16.1)%	$(35.7)	$186.0	20%	(16.3)%	(9.0)%
K&G	(2.6)%	$(2.3)	$86.4	10%	(2.2)%	6.7%
Moores	(4.9)%	$(3.4)	$66.5	7%	(1.5)%	0.7%
MW Cleaners	(1.9)%	$(0.2)	$8.4	1%

Corporate Apparel Segment	30.0%	$18.3	$79.5	9%

Total Company	(1.1)%	$(10.4)	$909.7

Year-To-Date Net Sales Summary — Fiscal 2016

			Net Sales		Comparable Sales Change
	Net Sales Change		Current Year	% of Total Sales	Current Year	Prior Year
Retail Segment	(5.2)%	$(86.8)	$1,596.4	92%
Men’s Wearhouse	(0.2)%	$(1.8)	$924.5	53%	(0.3)%	4.9%
Jos. A. Bank	(16.7)%	$(73.3)	$364.5	21%	(16.2)%	(5.3)%
K&G	(1.9)%	$(3.6)	$181.1	10%	(0.9)%	7.0%
Moores	(6.6)%	$(7.7)	$109.7	6%	(2.5)%	0.7%
MW Cleaners	(1.9)%	$(0.3)	$16.6	1%

Corporate Apparel Segment	16.5%	$20.1	$142.1	8%

Total Company	(3.7)%	$(66.7)	$1,738.5

Net sales for the second quarter at our largest brand, Men’s Wearhouse, increased 2.7% and comparable sales increased 2.9% from last year’s second quarter.  Comparable sales increased primarily due to an increase in average unit retails (net selling prices) partially offset by decreases in average transactions per store and units sold per transaction.  Comparable rental services revenue increased 4.7% in the second quarter of 2016.

Jos. A. Bank comparable sales for the second quarter decreased 16.3% primarily due to a decrease in average transactions per store partially offset by higher units sold per transaction, higher average unit retails and higher rental services revenue.  K&G comparable sales decreased 2.2% primarily due to lower average transactions per store partially offset by an increase in average unit retails.  Net sales for Moores, our Canadian retail brand, decreased 4.9% primarily due to unfavorable currency fluctuations.  Moores had a comparable sales decrease of 1.5% due to decreases in both average transactions per store and units sold per transaction driven by weakening macro-economic conditions in Canada, partially offset by an increase in average unit retails.  The Corporate Apparel segment had a sales increase of 30.0% primarily driven by the beginning of the rollout of a large new uniform program.

SECOND QUARTER GAAP RESULTS

Below is a comparison table and discussion of the condensed consolidated second quarter FY 2016 to second quarter FY 2015 operating results.

Consolidated Second Quarter FY 2016 Comparison to Second Quarter FY 2015 Operating Results

	Q2 FY16	Q2 FY16	Q2 FY15	Q2 FY15	Variance
	$	% of Sales	$	% of Sales	Dollar	%	Basis Points

Net sales:
Retail clothing product	$615,946	67.71%	$649,190	70.56%	$(33,244)	-5.12%	(2.85)
Rental services	165,009	18.14%	157,049	17.07%	7,960	5.07%	1.07
Alteration and other services	49,226	5.41%	52,674	5.72%	(3,448)	-6.55%	(0.31)
Total retail sales	830,181	91.26%	858,913	93.35%	(28,732)	-3.35%	(2.09)
Corporate apparel clothing product	79,503	8.74%	61,161	6.65%	18,342	29.99%	2.09
Total net sales	909,684	100.00%	920,074	100.00%	(10,390)	-1.13%	—

Gross margin(1):
Retail clothing product	338,064	54.89%	367,140	56.55%	(29,076)	-7.92%	(1.67)
Rental services	137,908	83.58%	131,698	83.86%	6,210	4.72%	(0.28)
Alteration and other services	14,817	30.10%	15,556	29.53%	(739)	-4.75%	0.57
Occupancy costs	(108,615)	-13.08%	(114,255)	-13.30%	5,640	4.94%	0.22
Total retail gross margin	382,174	46.04%	400,139	46.59%	(17,965)	-4.49%	(0.55)
Corporate apparel clothing product	28,130	35.38%	18,542	30.32%	9,588	51.71%	5.07
Total gross margin	410,304	45.10%	418,681	45.51%	(8,377)	-2.00%	(0.40)

Advertising expense	44,963	4.94%	44,981	4.89%	(18)	-0.04%	0.05
Selling, general and administrative expenses	305,709	33.61%	275,577	29.95%	30,132	10.93%	3.65

Operating income	$59,632	6.56%	$98,123	10.66%	$(38,491)	-39.23%	(4.11)

Summary of Operating Income by Reportable Segment and Shared Services
Retail	$101,227	12.19%	$137,324	15.99%	$(36,097)	-26.29%	(3.79)
Corporate apparel	11,920	14.99%	2,494	4.08%	9,426	377.95%	10.92
Shared services	(53,515)	-5.88%	(41,695)	-4.53%	(11,820)	28.35%	(1.35)

Total operating income	$59,632	6.56%	$98,123	10.66%	$(38,491)	-39.23%	(4.11)

(1) As a percent of related sales.

Total net sales decreased 1.1%, or $10.4 million, to $909.7 million.  Retail segment net sales decreased by 3.4%, or $28.7 million.  Corporate apparel sales increased by 30.0% or $18.3 million.

Total gross margin was $410.3 million, a decrease of $8.4 million, or 2.0% due primarily to the decrease in retail segment net sales.  As a percent of sales, total gross margin decreased 40 basis points to 45.1% of net sales primarily due to the impact of clearance activity as we exited the factory/outlet business.

Advertising expense was flat to last year but increased slightly by 5 basis points as a percent of sales.

Selling, general and administrative expenses (“SG&A”) increased $30.1 million to $305.7 million, or 365 basis points, primarily due to costs associated with our store rationalization and profit improvement programs.

Operating income for the second quarter was $59.6 million compared to operating income of $98.1 million last year.

Net interest expense for the second quarter was $25.8 million compared to $26.5 million in 2015.

The effective tax rate for the second quarter was 25.9% for 2016 and 33.3% for 2015.

Net earnings for the quarter were $25.0 million compared to net earnings of $47.8 million last year.  Diluted EPS was $0.51 compared to diluted EPS of $0.98 in the prior year quarter.

SECOND QUARTER ADJUSTED RESULTS (1)

Below is a comparison table and discussion of adjusted operating metrics for the second quarter of FY 2016 and FY 2015.  Note that only the line items affected by adjustments are shown in the table.

Consolidated Adjusted Second Quarter FY 2016 Comparison to Adjusted Second Quarter FY 2015 Operating Results  (1)

	Q2 FY16	Q2 FY16	Q2 FY15	Q2 FY15	Variance
	$	% of Sales	$	% of Sales	Dollar	%	Basis Points

Gross margin(2):
Retail clothing product	$338,064	54.89%	$367,335	56.58%	$(29,271)	-7.97%	(1.70)
Alteration and other services	14,954	30.38%	15,556	29.53%	(602)	-3.87%	0.85
Occupancy costs	(109,582)	-13.20%	(113,355)	-13.20%	3,773	-3.33%	(0.00)
Total retail gross margin	381,344	45.94%	401,235	46.71%	(19,891)	-4.96%	(0.78)
Total gross margin	409,474	45.01%	419,777	45.62%	(10,303)	-2.45%	(0.61)

Selling, general and administrative expenses	265,510	29.19%	269,106	29.25%	(3,596)	-1.34%	(0.06)

Operating income	$99,001	10.88%	$105,690	11.49%	$(6,689)	-6.33%	(0.60)

Summary of Operating Income by Reportable Segment and Shared Services

Retail	$130,535	15.72%	$143,777	16.74%	$(13,242)	-9.21%	(1.02)
Corporate apparel	11,920	14.99%	2,494	4.08%	9,426	377.95%	10.92
Shared services	(43,454)	-4.78%	(40,581)	-4.41%	(2,873)	7.08%	(0.37)

Total operating income	$99,001	10.88%	$105,690	11.49%	$(6,689)	-6.33%	(0.60)

(1) See Use of Non-GAAP Financial Measures for reconciliation to GAAP.

(2) Gross margin percent of related sales.

Total gross margin decreased $10.3 million and decreased 61 basis points.  Retail gross margin decreased $19.9 million primarily due to lower sales while the retail gross margin rate decreased 78 basis points primarily due to the impact of clearance activity as we exited the factory/outlet business. Excluding the impact of the factory/outlet stores from both periods, total gross margin increased by 44 basis points and retail gross margin increased 38 basis points.

On a stand-alone basis, Jos. A. Bank retail clothing product selling margin excluding factory stores increased approximately 590 basis points due to lower product costs and an increase in the average unit retail.

Primarily due to the Company’s cost reduction efforts, SG&A expenses decreased $3.6 million and decreased 6 basis points.

Operating income decreased $6.7 million or 6.3%.

The effective tax rate was 34.2%.

Adjusted net earnings were $48.1 million, or $0.99 adjusted diluted earnings per share.

SIX MONTH GAAP RESULTS

Below is a comparison table and discussion of the condensed consolidated six months of FY 2016 to six months of FY 2015 operating results.

Consolidated Six Months FY 2016 Comparison to Six Months FY 2015 Operating Results

	YTD FY16	YTD FY16	YTD FY15	YTD FY15	Variance
	$	% of Sales	$	% of Sales	Dollar	%	Basis Points
Net sales:
Retail clothing product	$1,231,614	70.84%	$1,316,052	72.90%	$(84,438)	-6.42%	(2.06)
Rental services	264,840	15.23%	260,178	14.41%	4,662	1.79%	0.82
Alteration and other services	99,969	5.75%	106,954	5.92%	(6,985)	-6.53%	(0.17)
Total retail sales	1,596,423	91.83%	1,683,184	93.24%	(86,761)	-5.15%	(1.42)
Corporate apparel clothing product	142,083	8.17%	121,979	6.76%	20,104	16.48%	1.42
Total net sales	1,738,506	100.00%	1,805,163	100.00%	(66,657)	-3.69%	—

Gross margin(1):
Retail clothing product	683,377	55.49%	739,618	56.20%	(56,241)	-7.60%	(0.71)
Rental services	221,855	83.77%	218,743	84.07%	3,112	1.42%	(0.30)
Alteration and other services	29,410	29.42%	33,686	31.50%	(4,276)	-12.69%	(2.08)
Occupancy costs	(218,750)	-13.70%	(227,351)	-13.51%	8,601	3.78%	(0.20)
Total retail gross margin	715,892	44.84%	764,696	45.43%	(48,804)	-6.38%	(0.59)
Corporate apparel clothing product	46,253	32.55%	35,537	29.13%	10,716	30.15%	3.42
Total gross margin	762,145	43.84%	800,233	44.33%	(38,088)	-4.76%	(0.49)

Advertising expense	92,891	5.34%	95,637	5.30%	(2,746)	-2.87%	0.05
Selling, general and administrative expenses	578,628	33.28%	551,184	30.53%	27,444	4.98%	2.75

Operating income	$90,626	5.21%	$153,412	8.50%	$(62,786)	-40.93%	(3.29)

Summary of Operating Income by Reportable Segment and Shared Services

Retail	$181,102	11.34%	$232,630	13.82%	$(51,528)	-22.15%	(2.48)
Corporate apparel	13,974	9.84%	3,806	3.12%	10,168	267.16%	6.71
Shared services	(104,450)	-6.01%	(83,024)	-4.60%	(21,426)	25.81%	(1.41)

Total operating income	$90,626	5.21%	$153,412	8.50%	$(62,786)	-40.93%	(3.29)

(1) As a percent of related sales.

Total net sales decreased 3.7%, or $66.7 million, to $1,738.5 million.  Retail segment net sales decreased by 5.2%, or $86.8 million.  Corporate apparel sales increased by 16.5% or $20.1 million.

Total gross margin was $762.1 million, a decrease of $38.1 million, or 4.8% due primarily to the decrease in retail segment net sales.  As a percent of sales, total gross margin decreased 49 basis points to 43.8% of net sales primarily due to the impact of clearance activity as we exited the factory/outlet business.

Advertising expense decreased $2.7 million to $92.9 million but increased slightly by 5 basis points as a percent of sales.

SG&A increased $27.4 million to $578.6 million or 275 basis points, primarily due to costs associated with our store rationalization and profit improvement programs.

Operating income for the quarter was $90.6 million compared to operating income of $153.4 million last year.

Net interest expense for the six months was $52.3 million compared to $52.9 million in 2015.

The effective tax rate for the six months was 30.4% for 2016 and 33.8% for 2015.

Net earnings for the six months were $26.6 million compared to net earnings of $58.1 million last year.  Diluted EPS was $0.55 compared to diluted EPS of $1.20 in the prior year quarter.

SIX MONTH ADJUSTED RESULTS (1)

Below is a comparison table and discussion of adjusted operating metrics for the six months of FY 2016 and FY 2015.  Note that only the line items affected by adjustments are shown in the table.

Consolidated Adjusted Six Months FY 2016 Comparison to Adjusted Six Months FY 2015 Operating Results (1)

		YTD FY16		YTD FY15	Variance
	YTD FY16 $	% of Sales	YTD FY15 $	% of Sales	Dollar	%	Basis Points

Gross margin(2):
Retail clothing product	$683,354	55.48%	$740,554	56.27%	(57,200)	-7.72%	(0.79)
Alteration and other services	29,698	29.71%	33,686	31.50%	(3,988)	-11.84%	(1.79)
Occupancy costs	(219,740)	-13.76%	(226,164)	-13.44%	6,424	-2.84%	(0.33)
Total retail gross margin	715,167	44.80%	766,818	45.56%	(51,651)	-6.74%	(0.76)
Total gross margin	761,420	43.80%	802,355	44.45%	(40,935)	-5.10%	(0.65)

Selling, general and administrative expenses	522,032	30.03%	533,091	29.53%	(11,059)	-2.07%	0.50

Operating income	$146,497	8.43%	$173,627	9.62%	$(27,130)	-15.63%	(1.19)

Summary of Operating Income by Reportable Segment and Shared Services
Retail	$218,593	13.69%	$250,003	14.85%	$(31,410)	-12.56%	(1.16)
Corporate apparel	13,974	9.84%	3,806	3.12%	10,168	267.16%	6.71
Shared services	(86,070)	-4.95%	(80,182)	-4.44%	(5,888)	7.34%	(0.51)

Total operating income	$146,497	8.43%	$173,627	9.62%	$(27,130)	-15.63%	(1.19)

(1) See Use of Non-GAAP Financial Measures for reconciliation to GAAP.

(2) Gross margin percent of related sales.

Total gross margin decreased $40.9 million and decreased 65 basis points.  Retail gross margin decreased $51.7 million primarily due to lower sales and decreased 76 basis points primarily due to the impact of clearance activity as we exited the factory/outlet business. Excluding the impact of the factory/outlet stores from both periods, total gross margin decreased by 6 basis points and retail gross margin decreased 11 basis points.

On a stand-alone basis, Jos. A. Bank retail clothing product selling margin excluding factory stores increased approximately 560 basis points due to lower product costs and an increase in the average unit retail.

Primarily due to the Company’s cost reduction efforts, SG&A expenses decreased $11.1 million yet deleveraged 50 basis points due to lower sales.

Operating income decreased $27.1 million or 15.6%.

The effective tax rate was 34.1%.

Adjusted net earnings were $62.1 million, or $1.27 adjusted diluted earnings per share.

BALANCE SHEET

Total debt at the end of the second quarter 2016 was approximately $1.61 billion.  The Company made its scheduled $1.8 million payment as well as an additional $35.5 million payment on its term loan during the second quarter.  In addition, during the quarter, the Company repurchased and retired $6.5 million of its senior notes. Subsequent to the end of the quarter, the Company repurchased and retired an additional $18.5 million of its senior notes.  There were no borrowings outstanding on our revolving credit facility at the end of the second quarter of 2016.

Inventories increased $66.6 million to $1,023.6 million at the end of the second quarter 2016 from $957.0 million at the end of the prior year second quarter, primarily due to higher Jos. A. Bank inventory reflecting lower sales and increased corporate apparel inventory as a result of the rollout of the large new uniform program.

Capital expenditures through the second quarter 2016 were $55.9 million compared to $56.8 million in the prior year.

CALL AND WEBCAST INFORMATION

At 9:00 a.m. Eastern time on Thursday, September 8, 2016, management will host a conference call and real time webcast to discuss fiscal 2016 second quarter and six month results.

To access the conference call, dial 412-902-0030.  To access the live webcast presentation, visit the Investor Relations section of the Company’s website at http://ir.tailoredbrands.com. A telephonic replay will be available through September 15, 2016 by calling 201-612-7415 and entering the access code of 13642600#, or a webcast archive will be available free on the website for approximately 90 days.

STORE INFORMATION

	July 30, 2016		August 1, 2015		January 30, 2016
	Number of Stores	Sq. Ft. (000’s)	Number of Stores	Sq. Ft. (000’s)	Number of Stores	Sq. Ft. (000’s)

Men’s Wearhouse (a)	710	3,998.9	704	3,974.3	714	4,025.7

Jos. A. Bank (b)	557	2,616.0	636	2,925.0	625	2,880.7

Men’s Wearhouse and Tux	135	190.5	201	280.8	160	223.5

The Tuxedo Shop @ Macy’s	150	74.4	—	—	12	6.5

Moores, Clothing for Men	126	789.0	124	781.0	124	779.8

K&G (c)	89	2,091.1	89	2,109.0	89	2,102.1

Total	1,767	9,759.9	1,754	10,070.1	1,724	10,018.3

(a)  Includes one Joseph Abboud store.

(b)  Excludes 14 franchise stores.

(c)  82, 81 and 82 stores, respectively, offering women’s apparel.

Tailored Brands, Inc. is the largest specialty retailer of men’s suits and the largest provider of rental product in the U.S. and Canada with over 1,700 stores including tuxedo shops within Macy’s.  The Company’s brands include Men’s Wearhouse, Jos. A. Bank, Joseph Abboud, Moores Clothing for Men and K&G Fashion Superstores.  Tailored Brands also operates a global corporate apparel and workwear group consisting of Twin Hill in the United States and Dimensions, Alexandra and Yaffy in the United Kingdom.

For additional information on Tailored Brands, please visit the Company’s websites at www.tailoredbrands.com, www.menswearhouse.com, www.josbank.com, www.josephabboud.com, www.mooresclothing.com, www.kgstores.com, www.twinhill.com, www.dimensions.co.uk and www.alexandra.co.uk.

This press release contains forward-looking information.  The forward-looking statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not guarantees of future performance and a variety of factors could cause actual results to differ materially from the anticipated or expected results expressed in or suggested by these forward-looking statements.  Factors that might cause or contribute to such differences include, but are not limited to:  actions by governmental entities, domestic and international macro-economic conditions, inflation or deflation, the loss of, or changes in, key personnel; success, or lack thereof, in executing our internal strategies and operating plans including new store and new market expansion plans, cost reduction initiatives, store rationalization plans, profit improvement plans, revenue enhancement strategies and the impact of opening tuxedo shops within Macy’s stores, changes in demand for clothing, market trends in the retail business, customer confidence and spending patterns, changes in traffic trends in our stores, customer acceptance of our merchandise strategies, performance issues with key suppliers, disruptions in our supply chain, severe weather, foreign currency fluctuations, government export and import policies, advertising or marketing activities of competitors, and legal proceedings.

The forward-looking statements in this press release speak only as of the date hereof. Except for the ongoing obligations of Tailored Brands to disclose material information under the federal securities laws, Tailored Brands undertakes no obligation to revise or update publicly any forward-looking statement, except as required by law.  Other factors that may impact the forward-looking statements are described in our latest annual report on Form 10-K and our filings on Form 10-Q.

TAILORED BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

For the Three Months Ended July 30, 2016 and August 1, 2015

(In thousands, except per share data)

	Three Months Ended				Variance
		% of		% of			Basis
	2016	Sales	2015	Sales	Dollar	%	Points

Net sales:
Retail clothing product	$615,946	67.71%	$649,190	70.56%	$(33,244)	-5.12%	-2.85
Rental services	165,009	18.14%	157,049	17.07%	7,960	5.07%	1.07
Alteration and other services	49,226	5.41%	52,674	5.72%	(3,448)	-6.55%	-0.31
Total retail sales	830,181	91.26%	858,913	93.35%	(28,732)	-3.35%	-2.09
Corporate apparel clothing product	79,503	8.74%	61,161	6.65%	18,342	29.99%	2.09
Total net sales	909,684	100.00%	920,074	100.00%	(10,390)	-1.13%	0.00

Total cost of sales	499,380	54.90%	501,393	54.49%	(2,013)	-0.40%	0.40

Gross margin (a):
Retail clothing product	338,064	54.89%	367,140	56.55%	(29,076)	-7.92%	-1.67
Rental services	137,908	83.58%	131,698	83.86%	6,210	4.72%	-0.28
Alteration and other services	14,817	30.10%	15,556	29.53%	(739)	-4.75%	0.57
Occupancy costs	(108,615)	-13.08%	(114,255)	-13.30%	5,640	4.94%	0.22
Total retail gross margin	382,174	46.04%	400,139	46.59%	(17,965)	-4.49%	-0.55
Corporate apparel clothing product	28,130	35.38%	18,542	30.32%	9,588	51.71%	5.07
Total gross margin	410,304	45.10%	418,681	45.51%	(8,377)	-2.00%	-0.40

Advertising expense	44,963	4.94%	44,981	4.89%	(18)	-0.04%	0.05
Selling, general and administrative expenses	305,709	33.61%	275,577	29.95%	30,132	10.93%	3.65

Operating income	59,632	6.56%	98,123	10.66%	(38,491)	-39.23%	-4.11

Net interest	(25,839)	-2.84%	(26,473)	-2.88%	634	-2.39%	0.04
Loss on extinguishment of debt, net	(71)	-0.01%	—	0.00%	(71)	NM	-0.01

Earnings before income taxes	33,722	3.71%	71,650	7.79%	(37,928)	-52.94%	-4.08

Provision for income taxes	8,747	0.96%	23,871	2.59%	(15,124)	-63.36%	-1.63

Net earnings	$24,975	2.75%	$47,779	5.19%	$(22,804)	-47.73%	-2.45

Net earnings per diluted common share allocated to common shareholders	$0.51		$0.98

Weighted-average diluted common shares outstanding:	48,639		48,544

(a)  Gross margin percent of sales is calculated as a percentage of related sales.

TAILORED BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

For the Six Months Ended July 30, 2016 and August 1, 2015

(In thousands, except per share data)

	Six Months Ended				Variance
		% of		% of			Basis
	2016	Sales	2015	Sales	Dollar	%	Points

Net sales:
Retail clothing product	$1,231,614	70.84%	$1,316,052	72.90%	$(84,438)	-6.42%	-2.06
Rental services	264,840	15.23%	260,178	14.41%	4,662	1.79%	0.82
Alteration and other services	99,969	5.75%	106,954	5.92%	(6,985)	-6.53%	-0.17
Total retail sales	1,596,423	91.83%	1,683,184	93.24%	(86,761)	-5.15%	-1.42
Corporate apparel clothing product	142,083	8.17%	121,979	6.76%	20,104	16.48%	1.42
Total net sales	1,738,506	100.00%	1,805,163	100.00%	(66,657)	-3.69%	0.00

Total cost of sales	976,361	56.16%	1,004,930	55.67%	(28,569)	-2.84%	0.49

Gross margin (a):
Retail clothing product	683,377	55.49%	739,618	56.20%	(56,241)	-7.60%	-0.71
Rental services	221,855	83.77%	218,743	84.07%	3,112	1.42%	-0.30
Alteration and other services	29,410	29.42%	33,686	31.50%	(4,276)	-12.69%	-2.08
Occupancy costs	(218,750)	-13.70%	(227,351)	-13.51%	8,601	3.78%	-0.20
Total retail gross margin	715,892	44.84%	764,696	45.43%	(48,804)	-6.38%	-0.59
Corporate apparel clothing product	46,253	32.55%	35,537	29.13%	10,716	30.15%	3.42
Total gross margin	762,145	43.84%	800,233	44.33%	(38,088)	-4.76%	-0.49

Advertising expense	92,891	5.34%	95,637	5.30%	(2,746)	-2.87%	0.05
Selling, general and administrative expenses	578,628	33.28%	551,184	30.53%	27,444	4.98%	2.75

Operating income	90,626	5.21%	153,412	8.50%	(62,786)	-40.93%	-3.29

Net interest	(52,327)	-3.01%	(52,928)	-2.93%	601	-1.14%	-0.08
Loss on extinguishment of debt, net	(71)	0.00%	(12,675)	-0.70%	12,604	-99.44%	0.70

Earnings before income taxes	38,228	2.20%	87,809	4.86%	(49,581)	-56.46%	-2.67

Provision for income taxes	11,616	0.67%	29,661	1.64%	(18,045)	-60.84%	-0.97

Net earnings	$26,612	1.53%	$58,148	3.22%	$(31,536)	-54.23%	-1.69

Net earnings per diluted common share allocated to common shareholders	$0.55		$1.20

Weighted-average diluted common shares outstanding:	48,630		48,487

(a)  Gross margin percent of sales is calculated as a percentage of related sales.

TAILORED BRANDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	July 30,	August 1,
	2016	2015

ASSETS

Current assets:
Cash and cash equivalents	$11,430	$73,403
Accounts receivable, net	84,348	70,392
Inventories	1,023,603	956,976
Other current assets	81,113	153,350

Total current assets	1,200,494	1,254,121
Property and equipment, net	510,520	551,920
Rental product, net	171,469	148,037
Goodwill	118,307	891,316
Intangible assets, net	174,752	661,973
Other assets	9,012	8,985

Total assets	$2,184,554	$3,516,352

LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY

Current liabilities:
Accounts payable	$169,820	$176,560
Accrued expenses and other current liabilities	296,857	270,702
Current portion of long-term debt	14,000	7,000

Total current liabilities	480,677	454,262

Long-term debt, net	1,600,402	1,649,487
Deferred taxes and other liabilities	192,125	393,628

Total liabilities	2,273,204	2,497,377

Shareholders’ (deficit) equity:
Preferred stock	—	—
Common stock	486	485
Capital in excess of par	461,143	448,036
(Accumulated deficit) retained earnings	(519,068)	577,648
Accumulated other comprehensive loss	(31,211)	(4,110)
Treasury stock, at cost	—	(3,084)

Total shareholders’ (deficit) equity	(88,650)	1,018,975

Total liabilities and shareholders’ (deficit) equity	$2,184,554	$3,516,352

TAILORED BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

For the Six Months Ended July 30, 2016 and August 1, 2015

(In thousands)

	Six Months Ended
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$26,612	$58,148
Non-cash adjustments to net earnings:
Depreciation and amortization	60,275	65,213
Rental product amortization	23,176	19,995
Asset impairment charges	3,864	260
Loss on extinguishment of debt	71	12,675
Amortization of deferred financing costs	3,307	3,485
Amortization of discount on long-term debt	491	598
Loss on disposition of assets	49	886
Other	9,992	(2,807)
Changes in operating assets and liabilities	(27,533)	(63,539)

Net cash provided by operating activities	100,304	94,914

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(55,912)	(56,764)
Proceeds from sales of property and equipment	605	—

Net cash used in investing activities	(55,307)	(56,764)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on term loan	(38,951)	(4,500)
Proceeds from asset-based revolving credit facility	305,549	5,500
Payments on asset-based revolving credit facility	(305,549)	(5,500)
Repurchase and retirement of senior notes	(6,500)	—
Deferred financing costs	—	(3,566)
Cash dividends paid	(17,676)	(17,561)
Proceeds from issuance of common stock	932	1,961
Tax payments related to vested deferred stock units	(1,258)	(4,506)
Excess tax benefits from share-based plans	—	1,094
Repurchases of common stock	—	(277)

Net cash used in financing activities	(63,453)	(27,355)

Effect of exchange rate changes	(94)	347

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(18,550)	11,142

Balance at beginning of period	29,980	62,261
Balance at end of period	$11,430	$73,403

TAILORED BRANDS, INC.

UNAUDITED NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

Use of Non-GAAP Financial Measures

In addition to providing financial results in accordance with GAAP, we have provided adjusted information for the fiscal second quarter and six months of 2016 and 2015 as well as our fiscal year ending January 28, 2017.  This non-GAAP financial information is provided to enhance the user’s overall understanding of the Company’s financial performance by removing the impacts of large, unusual or unique transactions that we believe are not indicative of our core operating results, primarily costs related to our store rationalization and profit improvement programs as well as certain items related to the acquisition and integration of Jos. A. Bank.  Management uses these adjusted results to assess the Company’s performance, to make decisions about how to allocate resources and to develop expectations for future operating performance.  In addition, adjusted EPS is used as a performance measure in the Company’s executive compensation program to determine the number of performance units that are ultimately earned.

The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, financial information prepared in accordance with GAAP.  Management strongly encourages investors and shareholders to review the Company’s financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

Reconciliations of non-GAAP information to our actual results follow and amounts may not sum due to rounded numbers.  In addition, only the line items affected by adjustments are shown in the tables.

GAAP to Non-GAAP Adjusted Consolidated Statements of Earnings Information

GAAP to Non-GAAP Adjusted - Three Months Ended July 30, 2016

	GAAP Results	Jos. A. Bank Integration (1)	Profit Improvement(2)	Other	Total Adjustments	Non-GAAP Adjusted Results
Consolidated Results
Retail clothing product gross margin	$338,064	$—	$—	$—	$—	$338,064
Alteration and other services gross margin	14,817	—	137	—	137	14,954
Occupancy costs	(108,615)	539	(1,506)	—	(967)	(109,582)

Total retail gross margin	382,174	539	(1,369)	—	(830)	381,344
Total gross margin	410,304	539	(1,369)	—	(830)	409,474

Selling, general and administrative expenses	305,709	(1,483)	(36,384)	(2,332)	(40,199)	265,510

Operating income(3)	59,632	2,022	35,015	2,332	39,369	99,001

Loss on extinguishment of debt, net	(71)	—	—	71	71	—

Provision for income taxes(4)	8,747				16,272	25,019

Net earnings	24,975				23,168	48,143

Net earnings per diluted common share allocated to common shareholders	$0.51				$0.48	$0.99

(1) Primarily consisting of accelerated depreciation.

(2) Primarily consists of $26.4 million of lease termination costs and $6.8 million of consulting costs.

(3) Of the $39.4 million in total adjustments to operating income, $29.3 million relates to the retail segment and $10.1 million relates to shared services.

(4) The tax effect of the excluded items is computed as the difference between tax expense on a GAAP basis and tax expense on an adjusted non-GAAP basis.

GAAP to Non-GAAP Adjusted - Three Months Ended August 1, 2015

	GAAP Results	Acquisition & Integration(1)	Purchase Acctg. Allocation (2)	Other	Total Adjustments	Non-GAAP Adjusted Results
Consolidated Results
Retail clothing product gross margin	$367,140	$5	$190	$—	$195	$367,335
Occupancy costs	(114,255)	516	384	—	900	(113,355)

Total retail gross margin	400,139	521	575	—	1,096	401,235
Total gross margin	418,681	521	575	—	1,096	419,777

Selling, general and administrative expenses	275,577	(4,589)	(1,882)	—	(6,471)	269,106

Operating income(3)	98,123	5,110	2,457	—	7,567	105,690

Provision for income taxes(4)	23,871				3,167	27,038

Net earnings	47,779				4,400	52,179

Net earnings per diluted common share allocated to common shareholders	$0.98				$0.09	$1.07

(1) Acquisition & integration primarily relates to Jos. A. Bank.

(2) Consists of depreciation and amortization adjustments resulting from the recognition of intangible assets and step up in fair value for PP&E for Jos. A. Bank.

(3) Of the $7.6 million in total adjustments to operating income, $6.5 million relates to the retail segment and $1.1 million relates to shared services.

(4) The tax effect of the excluded items is computed as the difference between tax expense on a GAAP basis and tax expense on an adjusted non-GAAP basis.

GAAP to Non-GAAP Adjusted - Six Months Ended July 30, 2016

	GAAP Results	Jos. A. Bank Integration (1)	Profit Improvement(2)	Other	Total Adjustments	Non-GAAP Adjusted Results
Consolidated Results
Retail clothing product gross margin	$683,377	$—	$—	$(23)	$(23)	$683,354
Alteration and other services gross margin	29,410	—	288	—	288	29,698
Occupancy costs	(218,750)	1,080	(1,506)	(564)	(990)	(219,740)

Total retail gross margin	715,892	1,080	(1,218)	(587)	(725)	715,167
Total gross margin	762,145	1,080	(1,218)	(587)	(725)	761,420

Selling, general and administrative expenses	578,628	(4,565)	(49,394)	(2,637)	(56,596)	522,032

Operating income(3)	90,626	5,645	48,176	2,050	55,871	146,497

Loss on extinguishment of debt, net	(71)	—	—	71	71	—

Provision for income taxes(4)	11,616				20,481	32,097

Net earnings	26,612				35,461	62,073

Net earnings per diluted common share allocated to common shareholders	$0.55				$0.72	$1.27

(1) Primarily consisting of accelerated depreciation and severance costs.

(2) Primarily consists of $28.4 million of lease termination costs and $11.8 million of consulting costs.

(3) Of the $55.9 million in total adjustments to operating income, $37.5 million relates to the retail segment and $18.4 million relates to shared services.

(4) The tax effect of the excluded items is computed as the difference between tax expense on a GAAP basis and tax expense on an adjusted non-GAAP basis.

GAAP to Non-GAAP Adjusted - Six Months Ended August 1, 2015

	GAAP Results	Acquisition & Integration(1)	Purchase Acctg. Allocation (2)	Other(3)	Total Adjustments	Non-GAAP Adjusted Results
Consolidated Results
Retail clothing product gross margin	$739,618	$5	$931	$—	$936	$740,554
Occupancy costs	(227,351)	516	670	—	1,186	(226,164)

Total retail gross margin	764,696	521	1,601	—	2,122	766,818
Total gross margin	800,233	521	1,601	—	2,122	802,355

Selling, general and administrative expenses	551,184	(10,538)	(3,951)	(3,604)	(18,093)	533,091

Operating income(4)	153,412	11,059	5,552	3,604	20,215	173,627

Loss on extinguishment of debt	(12,675)	12,675	—	—	12,675	—

Provision for income taxes(5)	29,661				12,850	42,511

Net earnings	58,148				20,040	78,189

Net earnings per diluted common share allocated to common shareholders	$1.20				$0.41	$1.61

(1)    Acquisition & integration primarily relates to Jos. A. Bank.

(2)    Consists of depreciation and amortization adjustments resulting from the recognition of intangible assets and step up in fair value for PP&E for Jos. A. Bank.

(3)    Primarily consists of $3.7 million of separation costs with a former executive.

(4)    Of the $20.2 million in total adjustments to operating income, $17.4 million relates to the retail segment and $2.8 million relates to shared services.

(5)    The tax effect of the excluded items is computed as the difference between tax expense on a GAAP basis and tax expense on an adjusted non-GAAP basis.

GAAP to Non-GAAP Adjusted EPS for Fiscal 2016

GAAP to Non-GAAP Adjusted - Reconciliation of Forecasted Adjusted EPS for Fiscal 2016

Diluted EPS- GAAP Basis	$0.40-$0.70
Profit Improvement Programs	$0.98
Jos. A. Bank Integration	$0.13
Other	$0.04

Diluted EPS- Non-GAAP Adjusted (1)	$1.55-$1.85

(1)  Based on forecasted adjusted non-GAAP tax rate of 35%

GAAP to Non-GAAP Adjusted Earnings Information for Jos. A. Bank

GAAP to Non-GAAP Adjusted - Three Months Ended July 30, 2016

	GAAP Results	Total Adjustments	Non-GAAP Adjusted Results
Jos. A. Bank Brand
Gross margin before occupancy	$98,135	$—	$98,135
Occupancy costs	(34,209)	(549)	(34,758)

Selling, general and administrative expenses	87,231	(20,934)	66,297

Operating income	$(23,305)	$(20,385)	$(2,920)

GAAP to Non-GAAP Adjusted - Three Months Ended August 1, 2015

	GAAP Results	Total Adjustments	Non-GAAP Adjusted Results
Jos. A. Bank Brand
Gross margin before occupancy	$123,206	$196	$123,402
Occupancy costs	(37,797)	898	(36,899)

Selling, general and administrative expenses	75,844	(3,809)	72,035

Operating income	$9,565	$(4,903)	$14,468

GAAP to Non-GAAP Adjusted - Six Months Ended July 30, 2016

	GAAP Results	Total Adjustments	Non-GAAP Adjusted Results
Jos. A. Bank Brand
Gross margin before occupancy	$197,017	$(23)	$196,994
Occupancy costs	(70,611)	(601)	(71,212)

Selling, general and administrative expenses	156,526	(25,783)	130,743

Operating income	$(30,120)	$(25,159)	$(4,961)

GAAP to Non-GAAP Adjusted - Six Months Ended August 1, 2015

	GAAP Results	Total Adjustments	Non-GAAP Adjusted Results
Jos. A. Bank Brand
Gross margin before occupancy	$244,397	$936	$245,333
Occupancy costs	(76,118)	1,184	(74,934)

Selling, general and administrative expenses	148,468	(8,549)	139,919

Operating income	$19,811	$(10,669)	$30,480